Exhibit 5.1

Opinion of Reginald D. Hedgebeth

February 27, 2015

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the General Counsel of Spectra Energy Corp, a Delaware corporation (the “Company”). This opinion is being rendered solely in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 5,000,000 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

This opinion is being furnished pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the General Rules and Regulations under the Act.

In rendering the opinions stated herein, I or attorneys under my supervision (with whom I have consulted) have examined and relied on originals or copies of the following:

(i) the Registration Statement;

(ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;

(iii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect;

(iv) the Plan; and

(v) certain resolutions of the Board of Directors of the Company authorizing the Registration Statement with respect to the Common Stock to be issued under the Plan.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions stated below.

I am familiar with the corporate proceedings taken by the Company in connection with the authorization of the Plan and have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinion hereafter expressed.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the bar in the State of Georgia, and I do not express any opinion with respect to the laws of any other jurisdiction other than the State of Delaware. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that when (i) the Registration Statement becomes effective under the Act and (ii) shares of Common Stock have been issued and delivered by the Company and the entire amount of consideration therefor has been received in full by the Company, in each case in accordance with the terms of the Plan, the issuance of such shares of the Common Stock will have been duly authorized by all requisite corporate action on the part of the Company, and such shares of Common Stock will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Reginald D. Hedgebeth
Name: Reginald D. Hedgebeth Title: General Counsel